Page 1 Code of Conduct

Page 2 The World’s Paper Company 03 Chairman’s Message 04 Our Values 05 Why the Code of Conduct? 06 Resources and Reporting 07 Speak Up! 08 How do I Report a Concern? 09 A Culture of Caring 10 Operating Safely 11 Preventing Harassment and Discrimination 12 Inclusion and Diversity 13 Personal Accountability 14 Human Rights 15-16 Conflicts of Interest 17 Anti-Corruption 18 Giving and Accepting Gifts and Other Business Courtesies 19 Avoiding Insider Trading 20 Building Strong Relationships 21 Fair and Honest Dealings 22 Antitrust and Competition 23 Competitive Information 24 International Business 25 Protecting the Company 26 Safeguarding Company Assets 27 Respecting Privacy and Safeguarding Records 28 Accurate Records, Reporting and Accounting 29 Intellectual Property and Confidential Information 30 Supporting Our Communities 31 Charitable Activities 32 Political Activities 33 Environmental Compliance and Stewardship Table of Contents Code of Conduct

Page 3 Dear Colleagues, At Sylvamo, we always do the right things, in the right ways, for the right reasons – this is our overarching value. Our values declare what is most important to us and play an important role in the pursuit of our vision to be the world’s paper company: the employer, supplier and investment of choice. Ethics are among our core values. We hold ourselves and each other accountable in accordance with our values. We foster a culture of trust, openness and accountability. Ethics guide our actions and decisions and are a constant reminder of what we believe and how we operate. Ethics help foster a safe and engaging workplace that positively influences our relationships with each other, our customers, suppliers, investors, the communities where we live and those who rely on our paper. We all share responsibility for operating ethically. Our individual actions, positive or negative, determine our company culture and reputation. That’s why it is important to understand the right things to do, recognize the situations that could cause concern and Speak Up! as soon as we suspect wrongdoing. We should always feel free to voice our concerns without fear of retaliation. Our Code of Conduct serves as a guide for how we conduct ourselves every day and helps us successfully address ethical challenges. It promotes a culture where we are confident that when we raise a concern in good faith, it will be addressed. Ensuring that Sylvamo is an ethical company depends on all of us — we can’t take it for granted and we have to continually work on it. Our Code of Conduct provides guidance and resources — it’s up to us to make it part of the way we conduct ourselves each day. Jean-Michel Ribiéras Chairman and Chief Executive Officer Chairman’s Message Code of Conduct

Page 4 Our Values We always do the right things, in the right ways, for the right reasons. People We care about people’s health, safety and development. We look out for each other to ensure everyone returns home safely each day. We foster an inclusive and diverse culture in which all individuals feel welcome, included and valued. Customers We leverage a deep understanding of end-use markets and customers’ businesses to help them succeed. Investors We deliver consistently on our compelling investment thesis. Ethics We hold ourselves and each other to act in accordance with our values. We foster a culture of trust, openness and accountability. Stewardship We are committed to the long-term health of our entire ecosystem, including the forests we love, the communities where we live and those who rely on our paper. Continuous Improvement Every day, we strive to be better than the day before. Safer. Smarter. More efficient. Code of Conduct

Page 5 Why the Code of Conduct? Ethics Ethics are a core value at Sylvamo. The Code of Conduct addresses how we live out our ethical values in our day-to-day jobs, workplaces and business relationships. Unity The Code of Conduct gives us common standards to follow so we act consistently with trust in all our business dealings. Every employee, officer and member of the Board of Directors is expected to uphold the entire Code of Conduct. Guidance The Code of Conduct tells you what the company expects of you. It helps define what is and what is not ethical behavior. When there are standards in the Code of Conduct and our company policies that are stricter than the requirements of the law, we follow the stricter standard. Compliance Sylvamo is subject to the laws and regulations of the countries where we work and operate. In some cases, these laws and regulations apply beyond country borders. Following the standards set forth in the Code of Conduct, our company policies and applicable laws protect us from noncompliance. Commitment We expect third parties with whom we do business to act in compliance with our Third Party Code of Conduct, which is based on the principles of this Code of Conduct. Resources and Reporting If you have a good-faith belief that someone has violated or may violate a law or company policy, you have a duty to Speak Up! and report that information immediately. The Code of Conduct gives you the resources you need to get your report to the right person. Waivers Waivers or exceptions to any portion of the Code of Conduct will only be granted under exceptional circumstances. A waiver for any executive officer or director can only be given if approved by the Board of Directors or a committee of the Board of Directors. Any decision to grant a waiver or exception will be promptly and publicly disclosed. Code of Conduct

Page 6 Resources and Reporting At Sylvamo, we foster a culture of trust, openness and accountability and comply with high ethical standards. If we notice or suspect violations of applicable laws, our Code of Conduct or a company policy, we will take appropriate action up to and including a report to authorities. Code of Conduct

Page 7 Speak Up! You have a duty to Speak Up! when: • You see or suspect unethical or illegal conduct • You believe you may have been involved in misconduct • You have questions or are unsure about what course of action to take See Something? Say Something! If you see or suspect wrongdoing, be proactive, do the right thing and Speak Up! You can report your concerns to one of the contacts listed in the “Resources and Reporting” section of this Code. It is our shared responsibility to Speak Up! We Do Not Tolerate Retaliation Reporting illegal or unethical behavior is vitally important to our culture of openness and accountability. By seeking advice, raising an ethical concern or making a report of suspected misconduct, we are doing the right thing and following the Code of Conduct. The company’s promise to employees who make reports in good faith is that they can do so without fear of retaliation. No one can take action against you for asking a question or raising a genuine concern. If you suspect that retaliation is occurring in response to a good-faith report, say something immediately. Anyone who retaliates against someone for making a report, or who discourages or prevents someone from raising a concern, may be subject to disciplinary action or liability under applicable laws. Q&A What does retaliation look like? Retaliation can include a demotion to a less desirable job or shift, termination, negative performance reviews or discipline that is not supported by facts, denial of training opportunities, threats or harassment. Retaliation can also include more subtle conduct such as refusing to speak to someone, spreading hurtful rumors or excluding someone from work activities. Lead with Trust • Uphold the highest standards of ethical conduct. Be fair, honest and trustworthy in all your business relationships and comply with all laws and company policies. • Act as a responsible steward of people, communities, resources, capital and our entire ecosystem. • Protect the dignity, health, privacy, safety and welfare of your co- workers, our business partners and the communities where we live, always treating those around you with respect. • Perform your work with pride and excellence, creating value for our people, customers and investors. • Report any known or suspected violations of company policies or law. Code of Conduct

Page 8 How Do I Report a Concern? If you find yourself in a situation that raises ethical concerns and you are not sure what you should do, Sylvamo has resources that can answer your questions. Employees who become aware of illegal activities or unethical conduct at the company – including violations of the law, company policy or this Code of Conduct – have a duty and are required to promptly report them to one of the following: • Your immediate supervisor or your supervisor’s manager • The Chief Ethics and Compliance Officer • The Global Ethics and Compliance office at compliance@sylvamo.com • The HelpLine at HelpLine.Sylvamo.com • Human Resources (“HR”), Environmental Health and Safety (“EHS”), Internal Audit or the Legal department You do not have to follow any particular chain of command to report an ethical concern. In certain instances, supervisors are required to forward reports to the Global Ethics and Compliance office. We treat all reports as confidentially as possible and prohibit retaliation against anyone who makes a report in good faith. Employees should take care to report violations to a person whom they believe is not involved in the matter giving rise to the violation. Any employee who has a concern about Sylvamo’s accounting practices, internal controls or auditing matters should report his or her concerns to the Global Ethics and Compliance office or the Legal department. How the HelpLine Works Sylvamo provides a confidential HelpLine for employees, contractors, business partners and the general public, where they can raise concerns about potential violations of company policies or legal compliance. For employees, the HelpLine is designed to supplement existing reporting channels, not replace them. You can see an overview of the HelpLine process below. 1. You report a concern to the HelpLine at HelpLine.Sylvamo.com. In many locations, you do not have to give your name if you don’t want to. 2. Reports go to the Global Ethics and Compliance office for investigation and resolution. 3. We look into every report. During the investigation process, if you have given your name, an investigator may interview you, along with others. 4. If we do not find proof of a violation, then the investigator will close the matter. If we uncover a violation or weakness in a company process, policy or procedure, we will address it. 5. You may follow up on your report by phone or online. Sylvamo prohibits retaliation against anyone who makes a report in good faith, even if no violation has actually occurred. The Role of the Global Ethics and Compliance office The Global Ethics and Compliance office is responsible for overseeing and managing Sylvamo’s global ethics and compliance program. The office operates under the direction of the company’s Chief Ethics and Compliance Officer, with ultimate oversight by the Audit Committee of the Board of Directors. The Global Ethics and Compliance office is responsible for: • Providing confidential and anonymous reporting channels through which employees may raise concerns • Overseeing ethics investigations • Delivering compliance training and communications • Offering guidance about ethical issues • Assessing risk Code of Conduct

Page 9 A Culture of Caring We care about people’s health, safety and development. We look out for each other to ensure that everyone returns home safely each day. We foster an inclusive and diverse culture in which all individuals feel welcome, included and valued. Code of Conduct

Page 10 Operating Safely Safety is essential at Sylvamo because, above all, we care about people. We look out for each other to ensure that everyone returns home safely each day. Our Policy We strive to design, operate and maintain injury-free workplaces for our employees and everyone who enters our facilities. We promote safety accountability for our colleagues and ourselves. Intentional Safety Leadership We are committed to providing safe and healthy work environments. We operate our facilities according to applicable health and safety laws and we are both intentional and proactive in eliminating or mitigating hazards. We communicate what we have learned about potential hazards across the company to improve overall safety performance. Every employee, regardless of role or title, is empowered to take immediate action to stop unsafe work or hazardous activities. Stricter than Law Our policies may be stricter than the law. For example, we expect accurate and timely reporting of safety incidents, regardless of whether they trigger any regulatory reporting. Our Responsibilities Work procedures and company policies are designed to protect the well-being of our employees and the quality of our work. We do not cut corners when it comes to the safety of our people and facilities. Employees who are instructed to do anything that might compromise safety — such as skipping procedural steps in order to meet a deadline — should immediately Speak Up!, stop work and take their concerns to a supervisor. If a supervisor does not adequately address your concern, feel free to report it through the other available channels, such as the HelpLine. Prohibited Behavior Our co-workers, communities, customers and shareowners expect us to work safely, and our policies require it. You must Speak Up! about any verbal or physical conduct that could lead to violence. For the security and well-being of all, our employees must work free from the influence of any substance or activity that would threaten the safety or effectiveness of their work. All of us are responsible for our own safety and the safety of our co-workers Watch Out! Look for the following safety risks and report them: • Failure to follow established procedures, including Zero Energy State/Lock-Out Tag-Out • Inadequate protection against contact with hazardous substances • Ignoring driver safety procedures, including failure to follow the company’s mobile device policy • Ignoring the company’s physical security procedures, including our policy on facility access and use of employee badges Tips for Leaders Empower your team by demonstrating safety leadership, insisting on safe work practices and acknowledging safe work behavior. Be a Safety Leader • Understand and follow laws, regulations and our safety policies and procedures. • Insist on stopping unsafe or improper operations, actions or behavior. • Wear personal protective equipment. • Know what to do in the event of an emergency. • Come to work free of any substance that might impair judgment or threaten safety. • Speak Up! We should not assume someone else will report a safety risk. Code of Conduct

Page 11 Preventing Harassment and Discrimination We are committed to creating an equal opportunity work environment where everyone is treated fairly and is free from harassment and discrimination. Our Policy We treat each other and all our stakeholders with respect and dignity. We are also committed to fair treatment. We make employment decisions based on qualifications, skills, work performance and our company’s business needs. When making decisions, we do not discriminate in any way based on race, ethnicity, color, religion, sex, sexual orientation, marital status, age, disability, gender identity or expression, genetic information, national origin, military or veteran status or any other classifications protected by the laws that apply to us. We do not tolerate harassing, abusive, belittling or violent behavior. Retaliation against anyone who Speaks Up! to report such behavior in good faith is a violation of our values and this Code. What is harassment? Harassment can be words or actions that create a hostile work environment. Some examples are: Lead with Trust • Consider how others may perceive your words and actions. • Act immediately to discourage or prevent behavior that degrades, intimidates or threatens others. • Report all instances of harassment and discrimination. • Be intentional about treating others with dignity and respect. • Do not tolerate any retaliation against those who report discrimination or harassment. On the Job Creating a respectful workplace that is free from harassment and discrimination requires that we all think about how our actions and comments may affect others. We can each play a role in ensuring that our workplace is a positive environment by making it clear that we do not tolerate any form of discrimination or harassment and by reporting inappropriate conduct. Our leaders are responsible for supporting an atmosphere that values individuals. Inappropriate behavior can create an uncomfortable and unsupportive work environment. When we refuse to allow harassment or discrimination, we create an atmosphere in which everyone can contribute his or her best effort every day. Verbal: jokes or slurs about gender, race or ethnicity; comments about a person’s body Physical: unwelcome touching, sexual advances or any physical conduct that another person would find threatening or humiliating Visual: sexually or racially explicit or derogatory content, posters, cartoons or pornographic images; obscene gestures Code of Conduct

Page 12 Inclusion and Diversity We foster an inclusive culture in which all individuals feel welcomed, included and valued. We treat each other with respect and dignity. Our Policy We promote an inclusive and diverse culture where all individuals feel valued, are engaged and contribute to the company’s success. We form teams that reflect the global communities in which we work and serve our customers. Our duty is to build and sustain a work environment that embraces individuality and collaboration to drive exceptional results. On the Job We expect our leaders to create inclusive and diverse teams that value individuality and collaboration. Working together with different backgrounds and perspectives keeps us on the cutting edge of innovation. When teams are inclusive, they promote a sense of belonging that encourages all of us to perform at our best and bring our values and mission to life. We encourage collaboration and self-development and we offer tools and training to help our employees master their current jobs, broaden their skills and advance their careers in the company. Q&A What does the company mean by “inclusion” and “diversity?” Inclusion is a sense of belonging for all, achieved through intentional and ongoing actions that show we value each other and respect our differences. Diversity refers to traits that make each individual unique, such as gender, age, race and ethnicity, culture, sexual orientation, religious beliefs and life experiences. Tips for Leaders • Set a good example by respecting differences and treating everyone fairly. • Demonstrate that all viewpoints matter and everyone has an opportunity to grow. • Make employees feel like their contributions make a difference and recognize their achievements. • Try to be objective. Decisions should not be influenced by your personal feelings, unconscious biases and preferences. • Celebrate differences. Code of Conduct

Page 13 Personal Accountability We are committed to transparency and accountability, and we maintain the highest ethical standards in our decisions and actions. Code of Conduct

Page 14 Human Rights We believe Sylvamo can help promote respect for human rights through our actions and values. Our Policy We do not tolerate child labor, forced labor or any form of coercion, physical punishment or abuse of laborers. We recognize lawful employee rights of free association and collective bargaining. We comply with employment laws of every country in which we operate and expect the same of our business partners. Our Commitment We are committed to protecting and advancing human rights globally. Our commitment to human rights is embodied in our Code of Conduct and corporate policies. Suppliers and Human Rights Sylvamo seeks to do business with suppliers and other third parties who demonstrate high standards of ethical business conduct. We take steps to ensure that these third parties understand the standards we apply to ourselves and expect from those who do business with us. Our expectations are set forth plainly in our Third Party Code of Conduct. We regularly train our employees in the standards of behavior, policies and procedures that set forth the manner in which we conduct business. Our Responsibilities We expect all employees to comply with all applicable laws that recognize and respect human rights, including those that condemn slave labor, indentured labor, bonded labor and child labor, and set forth guidance to eradicate them. Employees who interact with suppliers and our supply chain should follow established procedures for making our expectations clear to them, monitoring them and reporting any noncompliance with the principles of our Third Party Code of Conduct. Watch Out! If you observe or become aware of these warning signs, report them: • Workers have fearful, anxious behavior or appear malnourished • Workers appear too young • Workers are restricted from taking breaks or leaving • Workers have paid fees to get their job • An employer is holding workers’ identification documents Lead with Trust • Treat each other with respect and dignity. • Refuse to tolerate the employment of children, forced labor or any other human rights abuse. • Perform due diligence on potential business partners. • Follow our Third Party Code of Conduct and policy on the engagement of third parties. • Report any human rights concerns to the Global Ethics and Compliance office, Legal department or HelpLine. • By setting these expectations for ourselves and our business partners, we actively promote and contribute to the fight against human rights infringements. Code of Conduct

Page 15 Conflicts of Interest Always make business decisions that serve the company’s interests rather than your own. Our Policy We all have a duty to our investors, the company and each other to make business decisions that are in the best interest of Sylvamo. You must avoid, resolve or report any situation that creates — or even appears to create — a conflict between the company’s interests and any personal interests. Our Responsibilities We do not let personal, romantic, social, political, financial or other nonbusiness- related interests cloud our judgment or influence business decisions. You are responsible for: • Avoiding situations that may pose, or appear to pose, a conflict of interest • Recognizing when personal financial considerations and connections to customers, competitors and suppliers may improperly influence you • Removing yourself from the decision- making process when a conflict or the appearance of a conflict arises • Reporting conflicts of interest to your supervisor and the Global Ethics and Compliance office when they arise • Providing complete and accurate information about relationships and business interests that may pose a conflict Potential Conflicts of Interest Although it is not possible to list every activity or situation that might raise a conflict of interest issue(s), the list below is included to help you recognize some of the more significant ones: • Corporate Opportunities: Using corporate property, information or position for personal gain or competing with the company. • Gifts: Receiving from, or giving to, a supplier, customer or competitor, gifts, gratuities, special allowances, discounts or other benefits not generally available. • Loans: Providing loans to, or guarantees of obligations to, employees or their family members. Such activity will not be allowed without the prior written approval of the Legal department, and if appropriate, the Board of Directors or a committee of the Board. The company will not extend, maintain or arrange for any personal loan to or for any director or executive officer (or the equivalent thereof). • Outside Activity: Engaging in any outside activity that materially detracts from or interferes with the performance by an employee of his or her services to the company. • Outside Employment: Serving as a director, representative, employee, partner, consultant or agent of, or providing services to, an organization or individual that is a supplier, customer of competitor of the company. • Personal Interests: Having a direct o indirect personal interest in a transaction involving the company. • Personal Investments: Directly or indirectly, owning a material amount of stock in, being a partner or a creditor of, or having another financial interest in, or being engaged in the management of, a supplier, customer or competitor. All potential and actual conflicts of interest or material transactions or relationships that reasonably could be expected to give rise to such a conflict or the appearance of such a conflict must be promptly communicated to the Legal department or Global Ethics and Compliance office. Employees should take care to report conflicts to a person whom they believe is not involved in the matter giving rise to the conflict. Any employee who has a doubt about whether a conflict of interest exists after consulting this provision of the Code should contact the Legal department or Global Ethics and Compliance office for guidance. Supervisors should refer potential conflicts to the Legal department or Global Ethics and Compliance office for review. Code of Conduct

Page 16 Conflicts of Interest Avoid the Risk Conflicts of interest may arise in various ways. If you think you have a conflict of interest, but you’re not sure, ask yourself: Could this situation, behavior or relationship… • Be inconsistent with our company’s values and policies? • Influence me to act in favor of my family or personal interests? • Give the appearance of not putting the company’s interests first? • Give the appearance that I am using the company’s assets for my family’s benefit or personal gain? • Influence – or appear to influence – my ability to make unbiased and objective decisions? • Cause damage to the company’s reputation? • Interfere with my job performance? Disclosure is always the best option if you are unsure about a potential conflict. Lead with Trust • Make business decisions based on objective facts and using good judgment. • Avoid situations that benefit you personally or even appear to do so. • Promptly disclose actual or potential conflicts of interest to the Legal department. • Follow instructions we receive from the Legal department to resolve conflicts. Code of Conduct

Page 17 Anti-Corruption We believe bribery is wrong and hurts our ability to compete effectively on the merits of our products and services. Our Policy We create high-quality, sustainable paper for our customers and long-term value for our investors. Our success is not based on unethical or illegal behavior. We never offer, give or promise to pay bribes. This policy applies even in locations where the practices forbidden in this policy are commonplace or culturally acceptable. Our Responsibilities We avoid even the appearance of impropriety. We recognize that even if we do not violate any applicable laws, the appearance of doing so or allegations of improper conduct can damage our reputation and cause us to lose business. Every employee should endeavor to deal fairly with each of our customers, suppliers, competitors and other employees. No employee should take unfair advantage of anyone through manipulation, concealment, abuse of privileged information, misrepresentation of material facts or any other unfair dealing practices. We notify the Global Ethics and Compliance office or the Legal department of offers of bribes or kickbacks. We know and understand the third parties we engage We do not tolerate or allow the use of bribes, corruption or any unethical practice by any employee or third party working on our behalf. Knowing the third parties whom we engage is important to ensuring that we live up to this standard. For this reason: • We conduct due diligence before engaging a third party. • We report internally any facts that suggest a third party is not following our standards of conduct. • We take appropriate action if we identify any indication that a third party is engaging in inappropriate activities. We follow established internal controls Sylvamo maintains internal controls, including rules to ensure that our transactions are authorized, access to our assets is appropriately limited and our transactions are recorded in a manner that allows us to report our financial results accurately. We do not circumvent these controls. We are also required by law to record all transactions accurately. We do not intentionally mischaracterize any payments we make or receive. We only provide payments, or something of value, for legitimate business purposes. This means: • We do not provide anything of value to influence anyone improperly. • We only provide reasonable business courtesies. • We only provide political contributions in accordance with our policies. Lead with Trust • Walk away from environments in which sales and other business transactions involve bribery. • Review company policies before giving or accepting anything of value. • Follow approval procedures before giving anything of value to a government official. Code of Conduct

Page 18 Giving and Accepting Gifts and Other Business Courtesies We do not give or accept gifts or courtesies that create, or may appear to create, an obligation of reciprocity, a conflict of interest or violate our anti-corruption policy. Our Policy Gifts, hospitality, gratuities, entertainment, travel-related expenses, loans, cash, prizes or other “favors” are all considered “business courtesies” under Sylvamo policy. Business courtesies are a common way we create goodwill and strengthen our business relationships, but an overly generous gift can appear to be intended to influence decisions that will benefit the giver or make the recipient feel obligated to reciprocate in some way. Our Responsibilities We do not give or accept gifts or any business courtesies that are, or would look like, an attempt to influence, manipulate or create pressure to reciprocate. In some cases, providing business courtesies may even be illegal, such as in certain circumstances when the recipient is a government official. Moreover, some regions or departments within the company have more restrictive standards regarding value amounts and prior approval requirements. You must understand these before you give or receive a business courtesy. Refer any questions you have to the Legal department or the Global Ethics and Compliance office. What is Allowed It is okay to give or accept gifts or other business courtesies when they are: ✔ Reasonable in value, customary and given or accepted openly and transparently ✔ Given or accepted to promote legitimate business relationships ✔ Properly recorded according to company accounting requirements ✔ Tasteful and commensurate with Sylvamo’s commitment to treat everyone with respect and dignity ✔ Not likely to tarnish the company’s reputation What is Not Allowed We should never give or accept gifts or business courtesies that are: ✘ Prohibited by law or regulation ✘ Cash or gifts that work like cash, such as gift cards or gift certificates ✘ Lavish, repeated or could be interpreted as bribes, even when acceptable by local custom ✘ Known to be prohibited by the employer of the recipient ✘ Intended to improperly gain preferential treatment or to obtain or retain business ✘ Given to secure an unfair business advantage or appear to be so intended ✘ Likely to put Sylvamo’s reputation at risk Q&A What should I do if I receive a gift that violates Sylvamo policy? Return the gift and politely explain to the giver that our company policy prohibits you from accepting it. Make sure you tell your supervisor and the Legal department that you received the gift and returned it. If you are concerned that you might offend the giver by returning the gift, report it to the Legal department, so that we may consider how to handle the situation. Code of Conduct

Page 19 Avoiding Insider Trading Never share confidential information you have as a company insider or use it for personal gain. Our Policy Sylvamo stock is publicly traded. By working for Sylvamo, you may become aware of material information about our company — or another company — that has not yet been released to the public. U.S. federal and state laws refer to such information as “material, nonpublic information.” This is nonpublic information that a reasonable investor would want to know about when deciding whether to buy, sell or hold company stock – in other words, information that is likely to affect stock prices. If you have access to material, nonpublic information, you are an “insider.” This would include directors, officers and employees (management and nonmanagement), as well as spouses, friends or brokers who may have acquired such information directly or indirectly from an insider tip. Based on the law and our policy, you should always keep material information confidential, even when you think it would not influence what someone decides to do with his or her market holdings. Material, nonpublic information can include: • Inventions, new products or technical specifications • Contracts and pricing Strategic or marketing plans • Major management changes • Mergers and acquisitions • Manufacturing data and production downtime • Financial data • Product costs • Regulatory actions • Nonpublic information about a customer or supplier Prohibited Activities The law in this area is complex, but it generally forbids people who have material, nonpublic information about a company to trade in the company’s stock — including, except in limited instances, through employee benefit plans. The law also forbids “tipping” anyone about such information or otherwise sharing it. Laws in non-U.S. jurisdictions impose similar restrictions on material, nonpublic information and are relevant particularly in the case of our company’s subsidiaries. “Tippers” can be prosecuted even if they do not trade and have not made any profit. In addition to violating the Code, insider trading and tipping are illegal. Substantial civil and criminal penalties may be assessed against people who trade while in possession of material nonpublic information and can also be imposed upon companies and so-called controlling persons such as officers and directors, who fail to take appropriate steps to prevent or detect insider trading violations by their employees or subordinates. To avoid severe consequences, employees should review this policy before trading in securities and consult with the Global Ethics and Compliance office or the Legal department if any doubts exist as to what constitutes “material nonpublic information.” Q&A I want to sell Sylvamo stock to make a down payment on a house. Due to my job, I know we are considering an acquisition, but I don’t know if the company will go through with it. Should I be worried about insider trading? Yes. You need to consider insider trading rules regardless of your reason for buying or selling company stock. You can only buy or sell Sylvamo stock when you do not have material, nonpublic information and are not subject to a trading blackout. If you are unsure, contact the Legal department for guidance. Remember, you can be held personally liable for insider trading, and penalties can include jail time. Lead with Trust • Keep nonpublic information confidential, even from family and friends. • Do not discuss confidential information in public places or on social media. • Understand that our duty to protect nonpublic information extends beyond our last day of employment. Code of Conduct

Page 20 Building Strong Relationships We deal fairly with suppliers, customers and other business partners, and we treat their resources with trust. Code of Conduct

Page 21 Fair and Honest Dealings We ensure all of our business relationships, interactions and transactions are fair, honest and transparent. Our Policy We believe success comes from acting with trust, and we treat all suppliers, customers and business partners honestly, fairly and objectively. We must never engage in: • Unfair or deceptive trade practices • False or misleading claims about our own products or those of our competitors • Activities that will defraud anyone Our Responsibilities Not only do we live our core values in day- to-day business decisions, but we also expect our business partners to act in a manner consistent with our Third Party Code of Conduct. We evaluate business partners that act as our representatives by conducting risk-based due diligence. These standards are embodied in our Third Party Code of Conduct. Strategic Partnerships Our global business strategy involves partnering with suppliers, contractors, joint venture partners and other businesses that operate in a variety of legal and cultural environments around the world. While we respect the legal and cultural differences among the regions in which they operate, we only partner with those who embrace and practice high ethical standards. Money Laundering Prevention Laws Sometimes complex commercial transactions can hide funding for criminal activity such as fraud, bribery, tax evasion, illegal narcotics, terrorism or weapons trafficking. Money laundering prevention laws require that payments be transparent and all involved parties be clearly identified. We comply with money laundering prevention laws all over the world, and we will only do business with reputable customers who are involved in legitimate business activities. We take measures to avoid receiving payments that may be the proceeds of criminal activity. Tax Evasion Prevention Laws As an international company, we follow laws around the world that are designed to prevent tax evasion. These laws prevent our company, our employees and third parties who work on our behalf from engaging in any form of tax evasion or aiding others in committing tax evasion. Contact the Global Ethics and Compliance office immediately if you suspect tax evasion has occurred or that a third party is attempting to use our company to facilitate tax evasion. Watch Out! Be alert for signs of potential money laundering, tax evasion or other illegal activities, such as when a business partner: • Provides minimal, vague or fictitious information • Refuses to identify principals or others holding a beneficial third party interest • Requests fund transfers to or from countries that are not related to the transaction Lead with Trust • Confirm that our business partners are engaged in legitimate trade. • Do business with partners who share our commitment to trust and compliance with the law. • Refuse to use deception or misrepresentation to obtain an unfair business advantage. • Do the right thing, even when no one is looking. Code of Conduct

Page 22 Antitrust and Competition We believe in competing vigorously to win and retain customers in a fair and ethical manner, in accordance with all applicable laws and regulations, and on the merits of our paper and services. Our Policy We follow all applicable antitrust and competition laws. These laws generally prohibit activities that unreasonably restrain trade, harm competition or abuse a dominant position. We never collude with competitors. Our Responsibilities We do not enter into, or propose, agreements with competitors that deprive customers of the benefits of competition. We avoid even the appearance of improper conduct. Do not agree, or propose an agreement, with competitors on: • Terms of sale to customers, including pricing • Production output • Customers to whom we sell or territories in which we sell • Anything that unreasonably restrains trade or harms competition Do not share, or agree to share, competitively sensitive information with competitors such as: volume, production costs, production schedules, customers, pricing, strategic plans, criteria for supplier selection and sales territories. Promptly report receipt of commercially sensitive information about a competitor to the Legal department. Prior to attending any meetings where competitors may be present, contact the Legal department to get prior approval and guidelines for attending such meetings. We avoid agreements with customers or suppliers that unreasonably restrain trade. This means we: • Only share information that is necessary to further legitimate business functions • Do not engage in group boycotts – that is, agreements among competitors, customers or suppliers to refuse to conduct business or to limit interaction with other entities that would reduce competition We seek legal advice on activity with competitors that may have an anticompetitive effect, such as: • Exclusivity agreements • Discounts or rebates based on volume or loyalty standards, or discounts only offered to select customers • Pricing agreements • Territorial restrictions • Bundling multiple products for sale • Joint purchasing arrangements • Any proposed merger, acquisition or joint venture formation Lead with Trust • Be vigilant during interactions with a competitor, recognizing that even casual remarks can trigger antitrust allegations. • Avoid unnecessary contact with competitors. Code of Conduct

Page 23 Competitive Information We never use underhanded or illegal means to collect information about a competitor. Our Policy While we are passionate players in a highly competitive global industry, we never use illegal or unethical means to obtain information on our competitors or on competitive products and services. We respect the nonpublic information of other companies, just as we expect them to respect ours. Our Responsibilities We may obtain information about other companies from certain sources, like their websites, regulatory filings or ads. However, we do not: • Steal information • Allow third parties to get information for us by unethical means • Use trade information improperly • Acquire inside information using false pretenses • Get competitive information directly from a competitor • Use information that was improperly obtained The following list can help you determine which sources of competitive information are acceptable and which are not: Acceptable Not Acceptable Public websites and social media Emails intended for others Government agencies Business plans, pricing information or process documents that Sylvamo is not authorized to have Public filings Materials governed by a confidentiality agreement Newspapers, newsletters, magazines Third party market research or analysis If you have any concerns about how we are gathering competitive information, Speak Up! and let your manager know, or contact the Legal department for more guidance. Code of Conduct

Page 24 International Business We follow U.S. trade laws and the laws of every country in which we operate. Our Policy We follow the laws regulating international trade transactions, including those pertaining to customs, exports and sanctions. In the case of any conflict between foreign and United States law, or in any situation where an employee has a doubt as to the proper course of conduct, it is incumbent upon an employee to immediately consult the Legal department. Violations of international trade laws can result in serious penalties, as well as risks to the company’s reputation and its ability to conduct business globally. Export Control We must follow the export control laws of all countries where we operate. Exports can be tangible items, such as paper products. There are also intangible exports, such as electronic data or other information that can be “exported” through conversations or emails. Anti-Boycott Laws By law, we cannot participate in restrictive trade practices or boycotts that are not sanctioned by the U.S. government. We must not enter into any agreement, provide any information, or make any statement that might be viewed as supporting any boycott prohibited by U.S. law. To learn more about the extent that U.S. law conflicts with another country’s law, consult with the Legal department. Q&A A customer has asked me to send paper to a country with which U.S. trade laws prohibit doing business. May I route the shipment to a company subsidiary outside the United States and have them sell it to the customer in the restricted country? No. The law prohibits any company- owned or company-controlled entity from selling to such a country. Routing it through a neutral country does not avoid the restriction on Sylvamo. Lead with Trust • Understand anti-boycott laws and consult with the Legal department. • Know and follow the current restrictions on trading and financial dealings with specific countries, groups and organizations. • Avoid doing business with countries or third parties that are subject to trade embargoes or economic sanctions. • Take steps to know our customers and suppliers. Code of Conduct

Page 25 Protecting the Company We act with care when managing our company information, assets and resources. Code of Conduct

Page 26 Safeguarding Company Assets We are entrusted with protecting the company’s physical, electronic and information assets because they support the foundation of our business success. Our Policy We have an obligation to protect Sylvamo’s assets and safeguard them from theft, waste and misuse. The company’s assets include everything the company uses to conduct business. Examples of company assets include machinery, vehicles, products, tools, scrap material, money, charge cards, computer hardware and software and computer networks. Information is also a critical asset that must be protected, including personal data, confidential business information, business processes and intellectual property. Your work hours are also a company asset. We use these assets for the benefit of the company and its investors, not for our personal benefit. Our Responsibilities Proper and efficient use of company, supplier, customer and other third party assets, such as electronic communication systems, information (proprietary or otherwise), material, facilities and equipment, as well as intangible assets, is each employee’s responsibility. We protect company assets at all times and are committed to fiscal responsibility. We make the best use of our work time by devoting ourselves to pursuing the company’s business objectives. We are observant and report when any of the company’s assets are missing, damaged, unsafe or in need of repair. We recognize our responsibility to immediately report any loss or theft of company information, especially personal information. Remember: ✔ Get approval from a supervisor before giving away, borrowing or making significant personal use of company assets. ✔ Report misused, lost or stolen laptops or other company devices without delay to the Legal department, IT or appropriate authorities. ✘ Never use company assets for personal benefit or any illegal activity. ✘ Do not use a corporate credit card to make personal purchases. ✘ Do not use company email for noncompany business, political campaigning or unauthorized fundraising. Q&A I supervise an employee who has used his corporate credit card several times “by mistake” to buy personal items. I would like to have all his transactions reviewed. What should I do? As a supervisor, you have a responsibility to monitor your employees’ use of their corporate credit cards and make sure they understand that intentional misuse of them can result in termination of employment. If you are concerned about a particular employee’s card misuse, you can contact Corporate Card Services or the Legal department for assistance. Lead with Trust • Prevent loss, waste, destruction or theft of company assets. • Get approval from a supervisor before giving away, borrowing or making personal use of company assets. • Report lost or stolen laptops or other company devices without delay to compliance@sylvamo.com. Code of Conduct

Page 27 Respecting Privacy and Safeguarding Records We process personal information in accordance with the law, and we use data classification and records retention procedures to safeguard data in our care. Our Policy We diligently safeguard our company’s information, recognizing that responsibly managing and protecting it is critical to our success. Our Responsibilities We follow data privacy laws to safeguard information about individuals. We have records and information management policies and procedures to ensure that company records are maintained, stored and, when appropriate, destroyed in compliance with legal and regulatory requirements as well as the company’s needs. Privacy We respect privacy rights and are committed to protecting the personal data of our employees as well as our customers, business partners and visitors to our websites. Personal data includes anything that can be used to identify an individual. Examples of personal data include contact information, performance reviews, national identification numbers, health and medical data, etc. We collect personal data only for legitimate business purposes and we limit collection to what is needed. We handle personal data responsibly and according to law and ensure that it is shared only with those who have a need to use it for their jobs. If you have any questions or concerns about handling personal data, contact compliance@sylvamo.com Data Classification The company takes reasonable steps to identify and protect information assets, both electronic and hard-copy, and our information assets are classified in four categories from “public” to “highly restricted.” Classifications will determine the level of protection required to guard against unauthorized access and disclosure. Retaining Relevant Records We must all comply with the company’s records retention requirements and procedures. Requests by third parties, including those involving governmental agencies, lawsuits or any legal matter, can create the need to retain records beyond normal retention periods. We must preserve any records that are relevant to any legal matter or investigation involving the company. Employees who receive a “legal hold” notice may not alter or discard any information that it identifies. What should I do if I learn of a potential data breach? If you become aware of any suspected or confirmed breach or compromise of personal data or confidential company information, report it immediately to compliance@sylvamo.com or the Sylvamo HelpLine. Q&A My department follows the company’s data retention policy and appropriately classifies data, but I have directed my staff to keep some outdated records just in case they are needed in the future. Is this okay? No. You must follow the company’s record retention policy and schedules. Retaining documents that are designated as obsolete puts an unnecessary burden on our physical and electronic storage resources. We may also have an obligation to delete certain personal information that we no longer need. Finally, failure to dispose of documents responsibly and in a timely manner could result in accusations that the company selectively disposes of our records. Of course, records under “legal hold” are an exception. You have an obligation to retain “legal hold” documents until the Legal department gives instructions to return them to the normal retention schedule. Code of Conduct

Page 28 Accurate Records, Reporting and Accounting We keep appropriately detailed and transparent records that accurately reflect transactions and activities. Our Policy Recording, keeping and sharing information accurately and honestly is important not only to comply with legal obligations, but also because many people depend on our information to make good business decisions. The federal and state securities laws impose continuing disclosure requirements on us and require us to regularly file certain reports to the SEC and the New York Stock Exchange and disseminate them to our investors. Such reports must comply with all applicable legal and exchange requirements and may not contain material misstatements or omit material facts. Accordingly, we follow stringent standards in the recording of our financial records and accounts. Our subsidiaries across the globe also abide with the reporting and accounting rules applicable in their countries. Our Responsibilities We are responsible for all the records we create, from timecards to equipment maintenance records to corporate balance sheets. We must report all business information, including costs, sales, expenses, test data, quality control, regulatory data and other information about our business accurately, completely and in a timely manner. All employees directly or indirectly involved in preparing the reports described herein, any employees who regularly communicate with the press, investors and analysts concerning the company and all representatives who assist the company in preparing such reports and communications will ensure that such reports and communications: (i) are comprehensive, timely, accurate and understandable and (ii) meet all legal requirements. Information cannot be falsified or concealed under any circumstance. Any employee who receives instructions to the contrary should immediately report the matter to the Legal department. Tips for Leaders Help your employees understand what is required of them under this policy. Make sure you: • Take steps to ensure accuracy in everything you approve • Confirm that all expenses your employees submit are valid business expenditures • Immediately report any suspected fraud, including attempts to manipulate books, records, internal controls or financial reports • Cooperate with our internal and external auditors Q&A During the last week of the quarter, my supervisor asked me to record a sale that will not be finalized for another couple of weeks. I am sure the sale will go through, but I am a little uncomfortable. Should I do what he asked? No. We record costs and revenues in the correct time periods. We do not consider a sale to be complete until there is a sales agreement and the revenue can be collected. Lead with Trust • Record all assets, liabilities revenue and expenses in a timely manner. • Report any unrecorded funds or assets or false entries found in the company’s books and records. • Refuse to artificially increase sales on company books and records. Code of Conduct

Page 29 Intellectual Property and Confidential Information Sylvamo’s intellectual property and confidential information are essential to the company’s success, and we are all responsible for protecting it. Our Policy Our intellectual property and confidential information are some of the company’s most valuable assets. You must not use or share any information, whether with outsiders or with those inside the company who are not authorized to know, about our inventions, trade secrets, patents, copyrights and trademarks. Our employees and business partners must maintain the confidentiality of information (whether or not it is considered proprietary) entrusted to them not only by the company, but also by suppliers, customers and others related to our business, including, but not limited to, new product and marketing strategies, manufacturing processes, product specifications, research and development ideas, pricing plans, information about potential investments and any data the company has designated as “restricted” or “highly restricted.” Our Responsibilities The responsibility to protect intellectual property and other confidential information applies at all times. It extends outside the workplace and working hours and continues even after employment ends. Examples of confidential information include trade secrets, new product or marketing plans, customer lists, research and development ideas, manufacturing processes and acquisition or divestiture prospects. Employees should take steps to safeguard confidential information by keeping such information secure, limiting access to such information to those employees who have a “need to know” in order to do their job, and avoiding discussion of confidential information in public areas: for example, in elevators, on planes, on mobile phones or on unapproved social media applications. Confidential information may be disclosed to others when disclosure is authorized by the company or legally mandated. Protecting the Information and Intellectual Property of Others All of our employees should also protect confidential information they may have received from outside sources. Using the intellectual property of others without proper authorization can result in significant fines, criminal penalties, civil lawsuits and damages — both for our company and for individual violators. This obligation extends to: • Confidential information that new employees bring with them • Information that a consultant may share about another company, if it was given to him or her in confidence — including information about third parties, such as our customers • Copyrighted content found on the Internet or provided by our customers, vendors or other external sources Q&A I am on a team that is doing some unique development work on packaging products. May I discuss the work I am doing on my personal blog? You should avoid discussing your work on the project using any form of communication, unless it is with employees or others who are authorized to know about the project. I am in charge of putting together a presentation for our team and found some great images and a movie clip on the internet that really emphasize our key points. Is there a problem with using his content? Unless we receive specific written permission, we may not use the creative content of others. The Legal department or your marketing or communications group may be able to help secure permission or find legal alternatives. Code of Conduct

Page 30 Supporting Our Communities We engage our communities and the world through transparent and responsible involvement in philanthropy, political lobbying and environmental stewardship. Code of Conduct

Page 31 Charitable Activities Obtain approval for participating in community engagement activities on company time, and make sure they do not create, or appear to create, a conflict of interest. Our Policy Through various charitable activities, Sylvamo supports the communities in which we live and work. These efforts, either through donations of company resources or through the activities of company employees, will be conducted in a lawful manner and without creating conflicts of interest. How We Contribute We act as a force for good in our communities. We mobilize our people, products and resources to address critical community needs. The majority of our contributions are in the form of corporate donations, in-kind contributions, employee volunteerism and contributions by our local facilities and the corporation to community-based educational, civic and cultural programs. Our employees are also involved in volunteer work. In some regions, we also provide community support through local company foundations and other charitable resources. Choosing Your Cause Employees may contribute to causes that support Sylvamo’s commitment to support critical needs in our communities. Proposed contributions or use of company funds or resources must be approved in advance and in accordance with established authorization schedules. Watch Out! Our policy prohibits charitable contributions that are unlawful. In some situations, charitable contributions may violate anti-bribery provisions. Authorities have viewed contributions as providing a benefit to a government official when that government official is closely associated with the charity (e.g., a board member). It is important to seek legal advice before providing a contribution to a charity that may be associated with a government official. Q&A A local politician has asked our mill manager for a $5,000 donation from Sylvamo for the construction of a new hospital. What steps must we take to make the donation? Sylvamo’s standards and policies, as well as applicable laws, must be considered when dealing with government officials. Because the donation could be seen as a substitute for a political payment or a bribe, you will need to contact the Legal department to determine whether the donation is legal and in the best interest of the company. Code of Conduct

Page 32 Political Activities Obtain approval for political activities on company time, and make sure they do not create, or appear to create, a conflict of interest. Our Policy We may take positions on political issues and lobby on behalf of Sylvamo’s interests and goals, but we always remain in compliance with the law. Employees should not use company funds to support a candidate, campaign or political issue on behalf of Sylvamo without the knowledge and approval of the Vice President of Global Government Relations. Lobbying Unless authorized by the Global Government Relations office, lobbying activities by employees must be reported. Lobbying can include efforts to influence legislation, regulation, administrative action or decision-making. If you believe your actions may constitute lobbying, report them to the Global Government Relations office, or consult the Legal department. Avoid Conflicts of Interest We encourage personal participation by employees in the political life of their communities. However, you must use your own resources and you must not allow your personal activities to conflict with your duties to the company. For example, you must not: • Use company funds or company assets to support your personal choice of political party, candidate or cause • Engage in personal political activities while on company time • Advertise or otherwise use your employment status with Sylvamo to raise funds or campaign for yourself or other candidates • Do anything that might compromise, or appear to compromise, your work responsibilities Some political activities, such as running for office, may involve a conflict of interest, and you must disclose them to the Legal dsepartment and get written approval before engaging in them. In some cases, disclosure cannot resolve the conflict, in which case you will have to take steps to remove it. Q&A I was appointed by the mayor of my hometown to serve on a community planning committee. The work may involve out-of-town trips and meetings during work hours. What should I do? Company policy does not prohibit you from accepting the appointment; however, you should discuss the situation with your supervisor and make sure the work does not interfere with your scheduled work hours. This may mean that you will have to use vacation days or take a leave of absence to fulfill your duties on the planning board. One of my co-workers forwarded an email to me from a candidate that I do not support. When I asked her not to send me any more of those emails, she just laughed and said that I was too sensitive. Can I take this to Human Resources? Your co-worker should not be using company email to send political messages to support a candidate. In addition, your co-worker should be more respectful of your opinions. Talking to Human Resources about this matter is the right choice. Code of Conduct

Page 33 Environmental Compliance and Stewardship We incorporate environmental, social and governance considerations into our strategies and everyday processes. Our Policy We are responsible stewards of people and communities, natural resources and capital. We ensure that we adequately address risks, operate sustainably and responsibility, and create long-term value for all of our stakeholders. We strive to leave everything in better shape for future generations. We are committed to: • Sustaining forests • Reducing emissions • Improving watersheds • Sourcing responsibly • Improving efficiencies • Reducing waste Employees whose work may impact the environment must be thoroughly familiar with the applicable permits, requirements and procedures associated with their jobs. Third Party Certifications We support third party certification to meet globally recognized standards in the countries where we operate. To meet the expectations of our employees, customers and other stakeholders, we will continue to lead forest stewardship efforts globally to build a better future for people, the planet and our company. We work with landowners to advance responsible forest management practices and increase the availability of certified fiber. We also work with conservation organizations to support healthy forest ecosystems, enhance ecologically significant areas, and conserve and restore forests worldwide. Our fiber sourcing policies and practices support our commitment to protecting forests and their ecosystems for generations to come. The End Result Our entire business depends on the sustainability of forests. We will continue to be a champion for responsible forest stewardship to ensure healthy and productive forest ecosystems for generations to come. Code of Conduct

Page 34 6400 Poplar Avenue Memphis, TN 38197, USA Global Ethics and Compliance office: compliance@sylvamo.com HelpLine: HelpLine.Sylvamo.com Sylvamo is an equal opportunity employer. ©2021 Sylvamo Corporation. All rights reserved.